Exhibit 99.1

DD3 ACQUISITION CORP.

BALANCE SHEET

	October 16,	Pro Forma
	2018	Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$638,806	$—	$638,806
Prepaid expenses and other current assets	24,500	—	24,500
Total Current Assets	663,306	—	663,306

Cash held in Trust Account	50,187,500	5,462,500	55,650,000
Total Assets	$50,850,806	$5,462,500	$56,313,306

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Advance from related party	$232,500	(187,500)	$45,000
Promissory note – related party	145,435	—	145,435
Total Current Liabilities	377,935	(187,500)	190,435

Commitments

Ordinary shares subject to possible redemption, 4,547,287 and 5,112,287 shares at redemption value	45,472,870	5,650,000	51,122,870

Shareholders' Equity
Preferred shares, no par value; unlimited shares authorized, none issued and outstanding	—	—	—
Ordinary shares, no par value; unlimited shares authorized; 2,140,213 and 2,157,163 shares issued and outstanding (excluding 4,547,287 and 5,112,287 shares subject to possible redemption)	5,003,560	—	5,003,560
Accumulated deficit	(3,559)	—	(3,559)
Total Shareholders' Equity	5,000,001	—	5,000,001
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$50,850,806	$5,462,500	$56,313,306